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                                                                    EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
               TELEPHONE: (650) 493-9300 FACSIMILE: (650) 493-6811


                                       November 10, 1997

Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130

     RE: Peregrine Systems, Inc. (the "Company"): Registration Statement on Form S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on November 10, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,301,419 shares of your Common Stock, $0.001 par value (the "Shares"), all of which are authorized and have been previously issued to the Selling Stockholders named therein in connection with the Company's acquisition of United Software, Inc. ("United") pursuant to the merger of a wholly owned subsidiary of the Company with and into United. The Selling Stockholders are all former stockholders of United. The Shares are to be offered by the Selling Stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

     It is our opinion that the Shares are legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                       Very truly yours,

                                       /s/ WILSON, SONSINI, GOODRICH & ROSATI

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation